EXHIBIT 99.1



FDA APPROVES IND FOR ELITE PHARMACEUTICALS ABUSE-RESISTANT OXYCODONE PRODUCT

NORTHVALE, N.J., May 26 /PRNewswire-FirstCall/ -- -- Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (Amex: ELI - NEWS) announced that the FDA has approved the Company's investigational new drug ("IND") application for its abuse-resistant oxycodone product. This product utilizes Elite's proprietary abuse-resistant technology ("ART(TM)"), incorporating an opioid antagonist designed to discourage and reduce abuse of narcotic analgesic medications by making the product more difficult to abuse when crushed, damaged or otherwise manipulated.

Elite is committed to developing narcotic analgesic products with reduced potential of abuse. Its abuse resistance technology incorporates an opioid antagonist with an agonist on the same formulation in such a way that when administered as an intact product, only the agonist will be absorbed in a sustained manner with little or no absorption of the antagonist. However, when the product is physically damaged with the intent of abuse to seek a euphoric effect, the antagonist is released and absorbed thereby antagonizing the effect of the agonist. This technology is based on a pharmacological intervention of the euphoric effects by a narcotic antagonist.

Under the IND, the Company will conduct pharmacokinetic clinical studies using its ART(TM) formulation containing both the agonist and the antagonist in healthy human subjects. The study will evaluate the extent of naltrexone and oxycodone absorption from extended release oxycodone HCl and 25 mg naltrexone HCl capsules administered unaltered versus crushed.

Elite's ART(TM) can be applied not only to the $2 billion addressable market of oxycodone, but also to many other opioids, thereby potentially addressing a greater overall market. The technology is protected by a patent pending.

Bernard Berk, Chairman and CEO commented "This is a significant technical achievement for Elite's development program in the area of pain management and a major step forward for Elite to establish itself as a leader in the prevention of opioid abuse. As previously reported in January 2005, Elite's initial studies in humans showed results that strongly supported the premise of the ART(TM) including demonstrating little or no release of the antagonist in the intact dosage form. Based upon our investigations to date, similar results are not found in any literature reports. We are addressing a large unmet medical need to provide better, safer and, most of all, more abuse-resistant pain products making a difference in the lives of people who are legitimately seeking pain relief."

About  Elite  Pharmaceuticals

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development and manufacture of oral, controlled release products. Elite develops controlled release products using proprietary technology and licenses these products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release pellets, capsules, tablets, granules and powders. Elite has one product


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currently  being sold  commercially  and a pipeline of six drug  products  under
development  in  the  therapeutic  areas  that  include   cardiovascular,   pain
management, allergy and infection. The addressable market for Elite's pipeline of products exceeds $2 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for product efficacy and product development, that involve known and unknown risks, delays, uncertainties and other factors not under the Company's control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials. These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and defenses, are discussed in the Company's filings with the Securities and Exchange Commission such as the 10K, 10Q and 8K reports. The Company undertakes no obligation to update any forward-looking statements.

SOURCE Elite Pharmaceuticals
Web Site: http://www.elitepharma.com
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